Exhibit 77(q)(1)

ITEM 77Q-1

(a)(1)	Amendment No. 12, Amendment of Mandatory Trustee Retirement Age, effective January 10, 2013, to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 40 to the Registrant’s N-1A Registration Statement on May 23, 2014 and incorporated herein by reference.
(a)(2)	Amendment No. 13, Name Change of each Series, effective May 1, 2014, to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 40 to the Registrant’s N-1A Registration Statement on May 23, 2014 and incorporated herein by reference.